Exhibit 31.2

NEW YORK COMMUNITY BANCORP, INC.

CERTIFICATIONS

I, Thomas R. Cangemi, certify that:

1.     I have reviewed this annual report on Form 10-K/A of New York Community Bancorp, Inc.; and

2.     Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

May 18, 2020	/s/ Thomas R. Cangemi
Thomas R. Cangemi
Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer)